Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 and to the incorporation by reference therein of our report dated January 25, 2016, with respect to the consolidated financial statements of MediWound Ltd. included in the annual report on Form 20-F of MediWound Ltd. for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
January 25, 2016	A Member of EY Global